Exhibit 4.7


The registrant hereby agrees and undertakes to furnish to the Securities and Exchange Commission upon request a copy of the following long-term debt agreements of the registrant or, where specified, Cimarron Holdings, L.L.C.:


--------------------- ------------------ ------------------ --------------------
Type of long-term     Interest rate      Due date           Principal balance at
debt                                                        December 31, 2005
--------------------- ------------------ ------------------ --------------------
--------------------- ------------------ ------------------ --------------------
Real estate loan      National prime     July 22, 2009      $219,602
                      plus 1.75%
--------------------- ------------------ ------------------ --------------------
Equipment loan        7.00%              September 15, 2007 $47,200
--------------------- ------------------ ------------------ --------------------
Aircraft engine loan  8.00%              August 2007        $42,210
(Cimarron Holdings,
L.L.C.)
--------------------- ------------------ ------------------ --------------------
Vehicle and equipment Various fixed      Various dates      $513,080
loans, various        rates
--------------------- ------------------ ------------------ --------------------
Loan (Cimarron        Index plus 1.75%,  April 21, 2019     $237,433
Holdings, L.L.C.)     rate of 10% at
                      June 30, 2006
--------------------- ------------------ ------------------ --------------------


                                         Vaughan Foods, Inc.

                                         By: /s/ Stan Gustas
                                             ---------------
                                             Stan L. Gustas
                                             Chief Financial Officer

                                         Dated:  September 27, 2006